Exhibit 10.16

i.d.i.gear

Innovative Designs, Inc.

Loan Amount 35000.00

Date October 22,2010.

Innovative Designs Inc. is borrowing35,000.00 from Darryll Zaontz for a 120 day period.The loan will be repaid at a 10% interest for 120 days The total repayment shall be 38500,.00 no later than , Feb, ~~23~~ 16th ,2011. (DZ)

Joseph Riccelli

Darryl Zaontz

223 North Main St., Suite 1
Pittsburgh, PA 15215
voice: 412-799-0350
fax: 412-782-5303